UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

CONO ITALIANO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51388	84-1665042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Main Street Keyport, NJ 07735
(Address of principal executive offices)

877-330-2666
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2011, Cono Italiano, Inc. (the “Company”) entered into a manufacturing agreement (the “Agreement”) with Interstate Caterers (“Interstate”).  Pursuant to the Agreement, Interstate will manufacture, sell and distribute the Company’s ‘pizza cono’ product and such other Cono products as may be mutually agreed by the Company and Interstate.  As consideration for Interstate entering into the Agreement, the Company issued 3,500,000 shares of its restricted common stock (the “Shares”) upon the execution of the Agreement.

As consideration for Interstate’s services under the Agreement, Interstate will receive seventy percent (70%) of the difference between the sales price for the product less direct manufacturing costs for such product (“Gross Profit), regardless of whether the Company or Interstate initiated the sales of such product. In addition, the Company will lease to Interstate certain equipment to be used in the manufacture of the Cono products for $1.00 per year.

The term of the Agreement is for a period of ten years (the “Initial Term”) commencing on September 7, 2011, the execution date of the Agreement (the “Commencement Date”), and automatically renews for one additional ten-year period unless either the Company or Interstate provides the other notice of its intention to not renew at least thirty days prior to the end of the Initial Term.  The Agreement may be earlier terminated at any time by the mutual consent of the Company and Interstate.  The Company may unilaterally terminate the Agreement based on, among other things, Interstate’s non-performance in accordance with the Company’s specifications.  In addition, Interstate indemnifies the Company against third party claims based on alleged product defects.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1, which in incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As consideration for Interstate entering into the Agreement described in Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference, the Company issued the Shares upon the execution of the Agreement.  Subject to restrictions on sale and transfer under applicable federal and state securities laws, the Shares may be sold, transferred or pledged prior to the five year anniversary of the Commencement Date.  In the event, however, that the Agreement is terminated prior to such five year anniversary, the Shares shall be cancelled without the payment, or obligation to make payment, of any consideration to Interstate.

The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act because the issuance of the Shares by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered.  In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cono Italiano, Inc.

Date: October 3, 2011	By:	/s/ Mitchell Brown
Name: Mitchell Brown
Title: Chief Executive Officer